UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 23, 2014
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Steven Madden, Ltd. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2014. At the Annual Meeting, the stockholders of the Company voted on the following proposals:

Proposal Number 1.   To elect the eight nominees named in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”), filed with the Securities and Exchange Commission on April 10, 2014, to the Board of Directors of the Company to serve as directors until the next Annual Meeting of the Company’s stockholders and until their successors are duly elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward R. Rosenfeld	52,794,922	1,327,794	3,929,006
Rose Peabody Lynch	53,902,845	219,871	3,929,006
John L. Madden	48,827,057	5,295,659	3,929,006
Peter Migliorini	48,549,618	5,573,098	3,929,006
Richard P. Randall	53,760,649	362,067	3,929,006
Ravi Sachdev	53,904,362	218,354	3,929,006
Thomas H. Schwartz	49,066,053	5,056,663	3,929,006
Robert Smith	53,901,867	220,849	3,929,006

Proposal Number 2.    To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,118,387	632,477	300,858	-0-

Proposal Number 3.   To approve, on a non-binding advisory basis, the compensation of certain executive officers of the Company as disclosed in the Proxy Statement. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,914,634	3,190,377	17,705	3,929,006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2014

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer